Exhibit 99.1

Zuora Reports Third Quarter Fiscal 2023 Results
Subscription revenue grew 17% year-over-year, 20% on a constant currency basis
Total revenue grew 13% year-over-year, 17% on a constant currency basis
Redwood City, Calif. – December 6, 2022 – Zuora, Inc. (NYSE: ZUO), a leading monetization platform provider for recurring revenue businesses, today announced financial results for its fiscal third quarter ended October 31, 2022.
“We delivered third quarter results at the high end of guidance as companies across industries continue to lean into recurring revenue models. At the same time we’re making adjustments to our business to deliver meaningful profitability improvement in fiscal 2024,” said Tien Tzuo, founder and CEO of Zuora.

“We posted third quarter total revenue at the high end of our outlook, and we exceeded guidance for subscription revenue and non-GAAP operating income despite the economic environment, which has changed over the past 90 days. The macroeconomic dynamic has led us to make the difficult decision to reduce our workforce by 11% to align our expenses to our near-term growth profile and improve profitability in the near-term,” said Todd McElhatton, Chief Financial Officer at Zuora.

Third Quarter Fiscal 2023 Financial Results:
•Revenue: Subscription revenue was $86.6 million, an increase of 17% year-over-year and 20% on a constant currency basis. Total revenue was $101.1 million, an increase of 13% year-over-year and 17% on a constant currency basis.
•GAAP Loss from Operations: GAAP loss from operations was $33.9 million, compared to a loss from operations of $21.6 million in the third quarter of fiscal 2022.
•Non-GAAP Income (Loss) from Operations: Non-GAAP income from operations was $0.6 million, compared to a non-GAAP loss from operations of $1.2 million in the third quarter of fiscal 2022.
•GAAP Net Loss: GAAP net loss was $37.0 million, or 37% of revenue, compared to a net loss of $22.9 million, or 26% of revenue, in the third quarter of fiscal 2022. GAAP net loss per share was $0.28 based on 132.6 million weighted-average shares outstanding, compared to a net loss per share of $0.18 based on 125.1 million weighted-average shares outstanding in the third quarter of fiscal 2022.
•Non-GAAP Net Loss: Non-GAAP net loss was $2.9 million, compared to a non-GAAP net loss of $2.5 million in the third quarter of fiscal 2022. Non-GAAP net loss per share was $0.02 based on 132.6 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.02 based on 125.1 million weighted-average shares outstanding in the third quarter of fiscal 2022.
•Cash Flow: Net cash used in operating activities was $4.9 million, compared to net cash provided by operating activities of $0.7 million in the third quarter of fiscal 2022.
•Free Cash Flow: Free cash flow was negative $7.2 million compared to negative $1.7 million in the third quarter of fiscal 2022.
•Cash and Investments: Cash and cash equivalents and short-term investments were $400.6 million as of October 31, 2022.
Descriptions of our non-GAAP financial measures are contained in the section titled "Explanation of Non-GAAP Financial Measures" below and reconciliations of GAAP and non-GAAP financial measures are contained in the tables below.

Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 were 770, up from 720 as of October 31, 2021.
•Dollar-based retention rate was 109%, compared to 110% as of October 31, 2021.
•Our ARR was $350.7 million compared to $295.0 million as of October 31, 2021, representing ARR growth of 19%, which growth rate is consistent with the prior year comparison.
•Customer usage of Zuora solutions grew, with $21.5 billion in transaction volume through Zuora’s billing platform during our third quarter, an increase of 15% year-over-year and 17% on a constant currency basis.
•Completed the acquisition of Zephr, a leading subscription experience platform used by global digital publishing and media companies.
•Gannett, a leading publisher with 250 newspapers and 2 million subscribers, has expanded their Zuora footprint with the goal to triple their subscribers in the next three years. They started with Zuora Billing and in the third quarter added Zuora Revenue to help them automate their revenue recognition.
•Recognized for the third time as a Leader by the IDC MarketScape: Worldwide Enterprise-Focused Subscription and Usage Management Applications.
•New customer logos and go-lives included Michelin, Enercare, Canon and Suzuki Motor Corporation.
•Committed to a workforce reduction plan, impacting 11% of our workforce, to improve operational efficiencies and operating costs and better align our workforce with current business needs, priorities, and near term growth expectations, in light of current macroeconomic uncertainties. We expect to recognize a total of approximately $9.5 million in charges associated with this reduction plan, with $3.7 million recognized in the third quarter of fiscal 2023 and substantially all of the remainder to be recognized in the fourth quarter of fiscal 2023.

Financial Outlook:
As of December 6, 2022, we are providing guidance for the fourth quarter and full fiscal year 2023, as well as a preliminary view of our expected fiscal year 2024 results, based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.
For the fourth quarter and full fiscal year 2023, Zuora currently expects the following results:

	Fourth Quarter	Fiscal 2023
Subscription revenue	$87.5M - $88.5M	$336.5M - $337.5M
Professional services revenue	$12.0M - $13.0M	$56.0M - $57.0M
Total revenue	$99.5M - $101.5M	$392.5M - $394.5M
Non-GAAP income from operations	$0M - $1.0M	$0M - $1.0M
Non-GAAP net loss per share[1]	($0.07) - ($0.06)	($0.16) - ($0.15)
ARR growth[2]		15%
Dollar-based Retention Rate[2]		107%
Free Cash Flow[3]		($36.5M) - ($33.5M)

(1) Non-GAAP net loss per share includes an estimated $4.0 million tax-related impact from the acquisition of Zephr. Non-GAAP net loss per share was computed assuming 134.4 million and 131.5 million weighted-average shares outstanding for the fourth quarter and full fiscal year 2023, respectively.

(2) Refer to the "Operating Metrics" section below for how we define ARR and Dollar-based Retention Rate. ARR growth is calculated by dividing the annual recurring revenue (ARR) as of a period end by the ARR for the corresponding period end of the prior fiscal year.
(3) Expected free cash flow has been updated to reflect the impact of tax-related and acquisition-related expenses associated with the acquisition of Zephr, the impact of the workforce reduction, and the impact of lower billings related to the macroeconomic environment including extended deal cycles.
Zuora is providing the following preliminary view of our expected results for fiscal year 2024 in the current economic environment, with the low end of the subscription revenue growth range reflecting expectations if current macroeconomic conditions worsen:

Fiscal 2024
Subscription revenue growth	11% to 14%
Non-GAAP operating margin	6% or higher
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Zuora has not reconciled its guidance for non-GAAP income from operations to GAAP loss from operations, non-GAAP net loss per share to GAAP net loss per share, or non-GAAP operating margin to GAAP operating margin because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Additionally, free cash flow has not been reconciled to operating cash flows as it cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of these non-GAAP measures is not available without unreasonable effort.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on December 6, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available through December 13, 2022. The call can also be accessed live via phone by the toll-free dial-in number: 1-888-440-5655 or toll dial-in number: 1-646-960-0338 with conference ID 8022374. An audio replay will be available shortly after the call and can be accessed by dialing 1-800-770-2030 or 1-647-362-9199 with conference ID 8022374 available from December 6, 2022 at 4:00 p.m. PT to December 13, 2022 at 11:59 p.m. PT.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures including: subscription revenue and total revenue that exclude the impact of foreign currency exchange rate fluctuations (constant currency basis); non-GAAP cost of subscription revenue; non-GAAP cost of professional services revenue; non-GAAP gross profit; non-GAAP total gross margin; non-GAAP subscription gross margin; non-GAAP professional services gross margin; non-GAAP research and development expense; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP operating margin; non-GAAP income (loss) from operations; non-GAAP net loss; non-GAAP net loss per share; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Charitable contributions. We exclude expenses associated with charitable donations of our common stock. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Certain litigation. We exclude non-recurring charges and benefits, net of currently expected insurance recoveries, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements.
•Asset impairment. We exclude non-cash charges for impairment of assets, including impairments related to internal-use software and office leases. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Change in fair value of warrant liabilities. We exclude the change in fair value of warrant liabilities, which is a non-cash gain or loss, as it can fluctuate significantly with changes in Zuora's stock price and market volatility, and does not reflect the underlying cash flows or operational results of the business.
•Acquisition-related transactions. We exclude acquisition-related transactions (including integration-related charges) that are not related to our ongoing operations, including expenses we incurred and gains or losses recognized on contingent consideration related to our acquisition of Zephr. We do not consider these transactions reflective of our core business or ongoing operating performance.
•Workforce reduction. We exclude charges related to the workforce reduction plan, including severance, health care and related expenses. We believe these charges are not indicative of our continuing operations.
Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, net of insurance recoveries, as these net expenditures are considered to be a necessary component of ongoing operations. Insurance recoveries include amounts paid to us for property and equipment that were damaged in January 2020 at our corporate headquarters.
Zuora also provides subscription revenue and total revenue, including year-over-year growth rates, adjusted to remove the impact of foreign currency rate fluctuations, which we refer to as constant currency. We believe providing revenue on a constant currency basis helps our investors to better understand our underlying performance. We calculate constant currency in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
Operating Metrics:
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.
Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Annual Recurring Revenue (ARR). ARR represents the annualized recurring value at the time of initial booking or contract modification for all active subscription contracts at the end of a reporting period. ARR excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.

Forward-Looking Statements:
Zuora’s Financial Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on September 1, 2022 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: adverse changes in general economic or market conditions, including the impact that inflation or a slowdown in the economy or market conditions may have on our business and our customers; we may be unable to attract new customers and expand sales to existing customers; we may not be able to manage our future growth effectively; the shift by companies to subscription business models may develop slower than we expect; the risk of currency exchange rate fluctuations; we may not achieve the benefits of the workforce reduction and there may be possible changes in the size and timing of charges related to such reduction; the risk of loss of key employees; the anticipated impact of the expected acquisition of Zephr on Zuora's business and future financial and operating results, the ability of Zuora to successfully integrate Zephr's operations and technology, and the expected amount and timing of synergies and benefits from the acquisition; future responses to and effects of the ongoing COVID-19 pandemic, including the pandemic's impact on the economy, our customers and our businesses; we have a history of net losses and may not achieve or sustain profitability; we face intense competition in our markets and may not be able to compete effectively; our products may fail to gain market acceptance or our product development efforts may be unsuccessful; our products may fail to gain, or lose, market acceptance; customers may fail to successfully deploy our solution after entering into a subscription agreement with us; we may not be able to develop and release new products and services, or successful enhancements, new features and modifications to our existing products and services; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; challenges related to growing our relationships with strategic partners such as systems integrators and their effectiveness in selling our products; our security measures may be breached or our products may be perceived as not being secure; we may be unable to adequately protect our intellectual property; we may experience interruptions or performance problems, including a service outage, associated with our technology; current and future litigation including our current shareholder litigation could have a material adverse impact on our financial condition; general political or destabilizing events, including war, conflict or acts of terrorism, such as the ongoing conflict in Ukraine; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
About Zuora, Inc.
Zuora provides a leading monetization platform for recurring revenue businesses across all industries, enabling companies to unlock customer-centric business models. After starting with Zuora Billing in 2007, Zuora’s award-winning multi-product portfolio now includes Zuora Revenue, Zuora Collect, and Zephr, a Zuora Company. Zuora serves as an intelligent hub that monetizes and orchestrates the complete quote to cash and revenue recognition process at scale. Through its industry leading technology and expertise, Zuora helps more than 1,000 companies around the world, including BMC Software, Box, Caterpillar, General Motors, Penske Media Corporation, Schneider Electric, Siemens and Zoom nurture and monetize direct, digital customer relationships. Headquartered in Silicon Valley, Zuora operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora monetization platform, please visit www.zuora.com.
Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377
Media Relations Contact:
Margaret Pack
press@zuora.com
619-609-3919
© 2022 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, Subscription Economy Index, Zephr, and Subscription Experience Platform are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.
SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenue:
Subscription	$86,567	$73,775	$248,878	$210,415
Professional services	14,505	15,455	44,168	45,631
Total revenue	101,072	89,230	293,046	256,046
Cost of revenue:
Subscription	21,727	17,279	60,024	50,190
Professional services	18,553	18,416	55,140	54,218
Total cost of revenue	40,280	35,695	115,164	104,408
Gross profit	60,792	53,535	177,882	151,638
Operating expenses:
Research and development	28,413	21,738	77,639	61,565
Sales and marketing	46,973	37,004	132,576	105,130
General and administrative	19,327	16,370	55,433	46,931
Total operating expenses	94,713	75,112	265,648	213,626
Loss from operations	(33,921)	(21,577)	(87,766)	(61,988)
Change in fair value of warrant liability	452	—	9,348	—
Interest expense	(4,444)	(39)	(10,647)	(111)
Interest and other income (expense), net	1,187	(663)	98	(923)
Loss before income taxes	(36,726)	(22,279)	(88,967)	(63,022)
Income tax provision	308	610	1,145	1,221
Net loss	(37,034)	(22,889)	(90,112)	(64,243)
Comprehensive loss:
Foreign currency translation adjustment	(973)	(127)	(1,648)	(386)
Unrealized loss on available-for-sale securities	(337)	(27)	(1,013)	(61)
Comprehensive loss	$(38,344)	$(23,043)	$(92,773)	$(64,690)
Net loss per share, basic and diluted	$(0.28)	$(0.18)	$(0.69)	$(0.52)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	132,579	125,141	130,461	123,230

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$182,261	$113,507
Short-term investments	218,341	101,882
Accounts receivable, net	75,835	82,263
Deferred commissions, current portion	15,735	15,080
Prepaid expenses and other current assets	19,537	15,603
Total current assets	511,709	328,335
Property and equipment, net	28,978	27,676
Operating lease right-of-use assets	27,583	32,643
Purchased intangibles, net	13,930	3,452
Deferred commissions, net of current portion	26,875	26,727
Goodwill	52,618	17,632
Other assets	4,500	4,787
Total assets	$666,193	$441,252
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,612	$6,785
Accrued expenses and other current liabilities	22,903	14,225
Accrued employee liabilities	32,926	32,425
Debt, current portion	—	1,660
Deferred revenue, current portion	152,321	152,740
Operating lease liabilities, current portion	9,636	11,462
Total current liabilities	228,398	219,297
Debt, net of current portion	208,393	—
Deferred revenue, net of current portion	639	771
Operating lease liabilities, net of current portion	40,103	45,633
Deferred tax liabilities	3,255	3,243
Other long-term liabilities	1,501	1,701
Total liabilities	482,289	270,645
Stockholders’ equity:
Class A common stock	13	12
Class B common stock	1	1
Additional paid-in capital	840,218	734,149
Accumulated other comprehensive loss	(2,769)	(108)
Accumulated deficit	(653,559)	(563,447)
Total stockholders’ equity	183,904	170,607
Total liabilities and stockholders’ equity	$666,193	$441,252

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(90,112)	$(64,243)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization and accretion	13,725	12,642
Stock-based compensation	80,045	51,778
Provision for credit losses	1,403	1,859
Donation of common stock to charitable foundation	1,000	1,000
Amortization of deferred commissions	14,250	11,956
Reduction in carrying amount of right-of-use assets	5,859	7,230
Change in fair value of warrant liability	(9,348)	—
Change in fair value of contingent consideration	(1,800)	—
Other	575	678
Changes in operating assets and liabilities:
Accounts receivable	5,666	4,645
Prepaid expenses and other assets	(2,454)	(559)
Deferred commissions	(15,418)	(14,887)
Accounts payable	3,415	1,196
Accrued expenses and other liabilities	2,819	2,781
Accrued employee liabilities	282	1,513
Deferred revenue	(2,607)	1,152
Operating lease liabilities	(9,979)	(10,421)
Net cash (used in) provided by operating activities	(2,679)	8,320
Cash flows from investing activities:
Purchases of property and equipment	(8,471)	(6,044)
Insurance proceeds for damaged property and equipment	—	344
Purchase of intangible assets	—	(1,349)
Purchases of short-term investments	(205,464)	(77,386)
Maturities of short-term investments	89,013	82,592
Cash paid for acquisition, net of cash acquired	(41,000)	—
Net cash used in investing activities	(165,922)	(1,843)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	233,901	—
Proceeds from issuance of common stock upon exercise of stock options	2,097	15,692
Proceeds from issuance of common stock under employee stock purchase plan	4,485	4,005
Principal payments on debt	(1,480)	(3,333)
Net cash provided by financing activities	239,003	16,364
Effect of exchange rates on cash and cash equivalents	(1,648)	(386)
Net increase in cash and cash equivalents	68,754	22,455
Cash and cash equivalents, beginning of period	113,507	94,110
Cash and cash equivalents, end of period	$182,261	$116,565

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31, 2022
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Certain Litigation	Change in Fair Value of Warrant Liability	Acquisition-related Transactions	Workforce Reduction	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$21,727	$(2,437)	$(586)	$—	$—	$—	$(147)	$18,557
Cost of professional services revenue	18,553	(3,479)	—	—	—	—	(399)	14,675
Gross profit	60,792	5,916	586	—	—	—	546	67,840
Operating expenses:
Research and development	28,413	(7,536)	—	—	—	—	(512)	20,365
Sales and marketing	46,973	(10,188)	—	—	—	—	(2,390)	34,395
General and administrative	19,327	(5,367)	—	(16)	—	(1,268)	(212)	12,464
(Loss) income from operations	(33,921)	29,007	586	16	—	1,268	3,660	616
Net loss	$(37,034)	$29,007	$586	$16	$(452)	$1,268	$3,660	$(2,949)
Net loss per share, basic and diluted[1]	$(0.28)							$(0.02)
Gross margin	60%							67%
Subscription gross margin	75%							79%
Professional services gross margin	(28)%							(1)%
Operating margin	(34)%							1%

	Three Months Ended October 31, 2021
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$17,279	$(1,580)	$(554)	$—	$15,145
Cost of professional services revenue	18,416	(2,822)	—	—	15,594
Gross profit	53,535	4,402	554	—	58,491
Operating expenses:
Research and development	21,738	(5,774)	—	—	15,964
Sales and marketing	37,004	(6,298)	—	—	30,706
General and administrative	16,370	(3,438)	—	114	13,046
Loss from operations	(21,577)	19,912	554	(114)	(1,225)
Net loss	$(22,889)	$19,912	$554	$(114)	$(2,537)
Net loss per share, basic and diluted[1]	$(0.18)				$(0.02)
Gross margin	60%				66%
Subscription gross margin	77%				79%
Professional services gross margin	(19)%				(1)%
Operating margin	(24)%				(1)%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 132.6 million and 125.1 million basic and diluted weighted-average shares of common stock for the three months ended October 31, 2022 and 2021, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

	Nine Months Ended October 31, 2022
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Charitable Contribution	Certain Litigation	Change in Fair Value of Warrant Liability	Acquisition-related Transactions	Workforce Reduction	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$60,024	$(6,517)	$(1,512)	—	$—	$—	$—	$(147)	$51,848
Cost of professional services revenue	55,140	(10,186)	—	—	—	—	—	(399)	44,555
Gross profit	177,882	16,703	1,512	—	—	—	—	546	196,643
Operating expenses:
Research and development	77,639	(20,967)	—	—	—	—	—	(512)	56,160
Sales and marketing	132,576	(27,603)	—	—	—	—	—	(2,390)	102,583
General and administrative	55,433	(14,772)	—	(1,000)	(246)	—	(1,612)	(212)	37,591
(Loss) income from operations	(87,766)	80,045	1,512	1,000	246	—	1,612	3,660	309
Net loss	$(90,112)	$80,045	$1,512	1,000	$246	$(9,348)	$1,612	$3,660	$(11,385)
Net loss per share, basic and diluted[2]	$(0.69)								$(0.09)
Gross margin	61%								67%
Subscription gross margin	76%								79%
Professional services gross margin	(25)%								(1)%
Operating margin	(30)%								—%

	Nine Months Ended October 31, 2021[1]
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Charitable Contribution	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$50,190	$(4,157)	$(1,496)	$—	$—	$44,537
Cost of professional services revenue	54,218	(7,487)	—	—	—	46,731
Gross profit	151,638	11,644	1,496	—	—	164,778
Operating expenses:
Research and development	61,565	(15,546)	—	—	—	46,019
Sales and marketing	105,130	(15,993)	—	—	—	89,137
General and administrative	46,931	(8,595)	—	(1,000)	(169)	37,167
Loss from operations	(61,988)	51,778	1,496	1,000	169	(7,545)
Net loss	$(64,243)	$51,778	$1,496	$1,000	$169	$(9,800)
Net loss per share, basic and diluted[2]	$(0.52)					$(0.08)
Gross margin	59%					64%
Subscription gross margin	76%					79%
Professional services gross margin	(19)%					(2)%
Operating margin	(24)%					(3)%
(1) Beginning with the second quarter ended July 31, 2021, we no longer exclude non-cash adjustments for capitalization and amortization of internal-use software from our non-GAAP financial measures. We believe that this change more closely aligns our reported financial measures with current industry practice. Our non-GAAP financial measures for the nine months ended October 31, 2021 were recast to conform to the updated methodology for comparison purposes.

(2) GAAP and Non-GAAP net loss per share are calculated based upon 130.5 million and 123.2 million basic and diluted weighted-average shares of common stock for the nine months ended October 31, 2022 and 2021, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands)
(unaudited)

Free Cash Flow

	Three Months Ended October 31,
	2022	2021
Net cash (used in) provided by operating activities	$(4,861)	$692
Less:
Purchases of property and equipment	(2,387)	(2,347)
Free cash flow	$(7,248)	$(1,655)
Net cash (used in) provided by investing activities	$(19,416)	$7,017
Net cash provided by financing activities	$575	$4,394

Constant Currency Revenue

	Three Months Ended October 31,			Nine Months Ended October 31,
	2022	2021	Growth Rates	2022	2021	Growth Rates
Subscription revenue (GAAP)	$86,567	$73,775	17%	$248,878	$210,415	18%
Effects of foreign currency rate fluctuations	2,319			4,132
Subscription revenue on a constant currency basis (Non-GAAP)	$88,886		20%	$253,010		20%

Total revenue (GAAP)	$101,072	$89,230	13%	$293,046	$256,046	14%
Effects of foreign currency rate fluctuations	3,061			5,850
Total revenue on a constant currency basis (Non-GAAP)	$104,133		17%	$298,896		17%